UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01            Entry into a Material Definitive Agreement

On August 5, 2020, Editas Medicine, Inc. (the “Company”) and Allergan Sales, LLC (“Allergan Sales”) an affiliate of Allergan Pharmaceuticals International Limited (“APIL” and collectively with Allergan Sales, “Allergan”) entered into a termination agreement (the “Termination Agreement”) pursuant to which, among other things, the Company and Allergan agreed to terminate, effective as of August 5, 2020, (i) the Strategic Alliance and Option Agreement, dated March 14, 2017, by and between the Company and APIL (the “Collaboration Agreement”) and (ii) the Co-Development and Commercialization Agreement, dated as of February 22, 2019, by and between Allergan and Editas (the “Profit Sharing Agreement”). AbbVie, Inc. acquired Allergan in May 2020 and the termination was mutually agreed upon by the parties pursuant to the terms described herein.

Pursuant to the Termination Agreement, the Company has regained full global rights to research, develop, manufacture, and commercialize its ocular product candidates, including EDIT-101 for the treatment of Leber congenital amaurosis 10 (“LCA10”). Under the Termination Agreement, Allergan has granted the Company a non-exclusive, royalty-bearing right and license, including the right to grant sublicenses (through multiple tiers), to certain Allergan know-how that is necessary to develop, manufacture and commercialize EDIT-101. In addition, the Company is obligated to use commercially reasonable efforts to develop and commercialize a product directed to each of four collaboration targets, one of which is LCA10. Under the Termination Agreement, the Company is obligated to make a payment to Allergan, as well as certain payments based on the achievement of clinical and regulatory milestones for each target program, aggregated sales milestones for all products covered by the Termination Agreement, and pay royalties on net sales. The parties also agreed to enter into a transition services agreement to facilitate the transfer of the LCA10 program to the Company and to terminate a master services agreement previously entered into by and between the Company and APIL.

In March 2017, the Company and APIL entered into the Collaboration Agreement to discover, develop, and commercialize new gene editing medicines for a range of ocular disorders. Over the research term of the Collaboration Agreement, Allergan had an exclusive option to exclusively license from the Company worldwide rights to up to five collaboration development programs for the treatment of ocular disorders, including the Company’s LCA10 program and the related experimental therapeutic EDIT-101 to treat LCA10. In July 2018, Allergan exercised its option to develop and commercialize the Company’s EDIT-101 product candidate and in 2019 the Company and Allergan initiated a Phase 1/2 clinical trial of EDIT-101 for the treatment of LCA10. The Company and Allergan subsequently entered into the Profit Sharing Agreement under which the parties agreed to co-develop and equally split profits and losses for EDIT-101 in the United States. Under the Collaboration Agreement, the Company has received an initial upfront payment, an option exercise payment and a milestone payment and was eligible for clinical, regulatory, launch, and commercial milestone payments, as well as royalties on the sale of products covered by the Collaboration Agreement in countries in which the parties were not sharing profits. The foregoing is only a brief description of the material terms of the Collaboration Agreement and the Profit Sharing Agreement and is qualified in its entirety by reference to the Collaboration Agreement and the Profit Sharing Agreement that were filed as Exhibit 10.32 and Exhibit 10.33, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities Exchange Commission on February 26, 2020.

Item 1.02 Termination of Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02 by reference.

Item 2.02              Results of Operations and Financial Condition.

On August 6, 2020, the Company issued a press release announcing financial results for the fiscal quarter ended June 30, 2020 and other business highlights. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on August 6, 2020*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*   This exhibit shall be deemed to be furnished and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	August 6, 2020	By:	/s/ Michelle Robertson
Michelle Robertson Chief Financial Officer